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Exhibit 21.1

RED ROBIN GOURMET BURGERS, INC.
LIST OF SUBSIDIARIES

Red Robin International, Inc.
Red Robin West, Inc.
Western Franchise Development, Inc.
Red Robin Distributing Co., Inc.
Northwest Robins, LLC
Red Robin of Anne Arundel County, Inc.
Red Robin of Baltimore County, Inc.
Red Robin of Charles County, Inc.
Red Robin of Howard County, Inc.
Red Robin of Montgomery County, Inc.
Red Robin Frederick County, LLC
Red Robin West Walnut Club, Inc.

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  Exhibit 21.1
RED ROBIN GOURMET BURGERS, INC. LIST OF SUBSIDIARIES